SCHLUMBERGER LIMITED
POWER OF ATTORNEY

	The undersigned, in his capacity as a director or officer, or both, of Schlumberger Limited, a Curacao corporation (the Company), does hereby appoint each of Saul R. Laureles and Lynda
M. Quagliara, or either of them acting singly, his/her true and lawful attorney-in fact with full power of substitution, to (a) prepare, execute in the undersigned?s name and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), or any rule or regulation of the SEC; and
(b) execute for and on behalf of the undersigned, in the undersigned?s capacity as a director or officer, or both, of the Company, Forms 3, 4 and 5 in accordance with Section 16 of the Exchange Act, as well as Forms 144, and complete and execute any amendment or amendments thereto, and to file the same or cause the same to be filed with the SEC.

	This Power of Attorney supersedes any and all prior and existing powers of attorney signed by the undersigned with respect to the subject matter hereof, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

January 17, 2014				\s\ Simon Farrant
						Simon Farrant
rsigned?s
holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

January 17, 2014				\s\ Simon Farrant
						Simon Farran